UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

GMR Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43289	47-3615769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Hwy 121, Suite 700,
Lewisville, TX 75056
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 459-4919

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	GMRS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the initial public offering (the “IPO”) by GMR Solutions Inc. (the “Company”) of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), described in the prospectus (the “Prospectus”), dated May 12, 2026, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-295169) (as amended, the “Registration Statement”), the following agreements were entered into:

•	the Underwriting Agreement, dated as of May 12, 2026, by and between the Company and J.P. Morgan Securities LLC as the representative of the underwriters named therein (the “Underwriting Agreement”);

•	the Amended and Restated Registration Rights Agreement, dated as of May 12, 2026, by and among the Company and each of the other persons from time to time party thereto (the “Registration Rights Agreement”);

•	the Tax Receivable Agreement, dated as of May 14, 2026, by and among the Company and each of the other persons from time to time party thereto (the “Tax Receivable Agreement”);

•	the Amended and Restated Stockholders’ Agreement, dated as of May 12, 2026, by and among the Company and the stockholders of the Company party thereto (the “Stockholders’ Agreement”);

•	the Private Placement Investment Agreement, dated as of May 12, 2026, by and among the Company, Pegasus Aggregator Holdco LLC, each of the Ares Investors (as defined therein) and SIP V GMR Holdings II, L.P. (the “Private Placement Investment Agreement”); and

•	the Exchange Agreement, dated as of May 12, 2026, by and between the Company and KKR Aggregator Holdco LLC (the “Exchange Agreement”).

The Underwriting Agreement, the Registration Rights Agreement, the Tax Receivable Agreement, the Stockholders’ Agreement, the Private Placement Investment Agreement and the Exchange Agreement are filed herewith as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements previously filed as exhibits to the Registration Statement and as described therein. Certain parties to certain of these agreements have various relationships with the Company. For further information, see “Certain Relationships and Related Party Transactions” in the Prospectus.

Item 1.02	Termination of a Material Definitive Agreement.

The Company’s monitoring agreement, dated as of April 28, 2015, with Kohlberg Kravis Roberts & Co. L.P. (the “Manager”) was terminated automatically in accordance with its terms upon the consummation of the IPO. In connection with such termination, the Company will pay monitoring fees for the years 2024, 2025 and 2026 in the aggregate sum of approximately $31 million to the Manager.

Affiliates of the Manager are controlling stockholders of the Company and have various relationships with the Company, and an affiliate of the Manager acted as underwriter in connection with the IPO.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 below is incorporated by reference in this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors; Director Compensation

Effective May 12, 2026, each of Jan Stern Reed and Timothy Wicks were appointed to the Board of Directors of the Company (the “Board of Directors”). The Board of Directors has determined that each of Ms. Reed and Mr. Wicks qualifies as “independent” in accordance with the rules of the New York Stock Exchange. The Company’s Charter (as defined below) provides for a classified Board of Directors. Ms. Reed will serve as a Class III director, and Mr. Wicks will serve as a Class I director. There are no arrangements or understandings between each of Ms. Reed and Mr. Wicks and any other person pursuant to which she or he, as applicable, was appointed as a director of the Company.

Mr. Wicks will also serve on the Audit Committee of the Board of Directors.

In connection with their appointment to the Board of Directors, on May 13, 2026, the Company granted to each of Mr. Wicks and Ms. Reed an award of 12,334 restricted stock units (“RSUs”) under the 2026 Equity Incentive Plan (as defined below), which RSUs will vest on the first anniversary of the IPO (or, if earlier, upon the occurrence of a Change in Control (as defined in the 2026 Equity Incentive Plan) or a termination due to death or Disability (as defined in the 2026 Equity Incentive Plan)).

For further information about the Board of Directors, including their bios, committee composition and other information required under Item 404(a) of Regulation S-K, see “Management” in the Prospectus.

GMR Solutions Inc. 2026 Equity Incentive Plan

Effective May 12, 2026, the Company’s Board of Directors and its majority stockholder adopted and approved the GMR Solutions Inc. 2026 Equity Incentive Plan (the “2026 Equity Incentive Plan”) in the form previously filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 13, 2026 (the “Form S-8”). For further information regarding the 2026 Equity Incentive Plan, see “Executive Compensation — Equity Compensation Plans — 2026 Equity Incentive Plan” in the Prospectus.

A copy of the 2026 Equity Incentive Plan is incorporated by reference (i) as Exhibit 10.5 and (ii) in this Item 5.02. The above description of the 2026 Equity Incentive Plan is not complete and is qualified in its entirety by reference to such exhibit.

GMR Solutions Inc. 2026 Employee Stock Purchase Plan

Effective May 12, 2026, the Company’s Board of Directors and its majority stockholder adopted and approved the GMR Solutions Inc. 2026 Employee Stock Purchase Plan. (the “ESPP”) in the form previously filed as Exhibit 4.5 to the Company’s Form S-8. For further information regarding the ESPP, see “Executive Compensation — Equity Compensation Plans — 2026 Employee Stock Purchase Plan” in the Prospectus.

A copy of the ESPP is incorporated by reference (i) as Exhibit 10.6 and (ii) in this Item 5.02. The above description of the ESPP is not complete and is qualified in its entirety by reference to such exhibit.

Grant of Equity Awards

In connection with the IPO, pursuant to the 2026 Equity Incentive Plan, the Company made grants of time-based vesting options (“Options”) and time-based vesting RSUs on May 13, 2026 to its named executive officers as follows: (i) Nick Loporcaro, the Company’s President and Chief Executive Officer, received 1,355,422 Options with a per-share exercise price of $15.00 and 600,000 RSUs; (ii) Brian Tierney, the Company’s Chief Financial Officer, received 271,085 Options with a per-share exercise price of $15.00 and 120,000 RSUs; (iii) Edward Van Horne, the Company’s Chief Operating Officer, received 271,085 Options with a per-share exercise price of $15.00 and 120,000 RSUs; (iv) Thomas Cook, the Company’s Executive Vice President, General Counsel and Secretary, received 169,428 Options with a per-share exercise price of $15.00 and 75,000 RSUs; and (iii) Lisa Jacoba, the Company’s Chief Human Resources Officer, received 112,952 Options with a per-share exercise price of $15.00 and 50,000 RSUs. The Options and RSUs will vest in three substantially equal installments on each of the first three anniversaries of May 12, 2026, subject to the named executive officer’s continued employment through the applicable vesting date; provided, however, that, upon any termination (i) by us without Cause (as defined in the 2026 Equity Incentive Plan) or (ii) by the named executive officer with Good Reason (as defined in the 2026 Equity Incentive Plan), in either case, within the 6-month period prior to, or within the 24-month period following a Change in Control (as defined in the 2026 Equity Incentive Plan), all then-unvested Options and RSUs will fully vest. In addition, upon any termination by reason of a named executive officer’s death or Disability (as defined in the 2026 Equity Incentive Plan) at any time, all then-unvested Options and RSUs will fully vest.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2026, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), substantially in the form previously filed as Exhibit 3.1 to the Registration Statement, and the Company’s Second Amended and Restated Bylaws (the “Bylaws”), substantially in the form previously filed as Exhibit 3.2 to the Registration Statement, became effective. The Charter, among other things, provides that the Company’s authorized capital stock consists of 1,200,000,000 shares of Class A Common Stock, 300,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) and 250,000,000 shares of preferred stock. A description of the material terms of the Company’s capital stock, after giving effect to the adoption of the Charter and Bylaws, has previously been reported by the Company in the Registration Statement. The Charter and Bylaws are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

Completion of the IPO

On May 14, 2026, the Company completed the IPO of 31,914,893 shares of Class A Common Stock for net cash consideration of $14.25 per share (net of underwriting discounts). As contemplated in the Prospectus, the Company has used the net proceeds from the IPO to redeem its outstanding shares of Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), that were not subject to the Preferred Exchange (as defined in the Prospectus), with the remaining net proceeds, together with the net proceeds from the Private Placement (as defined in the Prospectus) and cash on hand, used to repay approximately $670 million outstanding borrowings under the 2032 First Lien Term Loan (as defined in the Prospectus).

Exchange and/or Redemption of the Company’s Outstanding Series B Preferred Stock and Warrants

On May 12, 2026, the Company exchanged KKR Stockholder’s (as defined in the Prospectus) outstanding shares of Series B Preferred Stock, which were issued pursuant to the certificate of designations, dated May 20, 2024, for 12,381,051 warrants to purchase Class A Common Stock at an exercise price of $0.01.

On May 12, 2026, the Company exchanged warrants exercisable for 7,103,474 shares of Class A Common Stock, at an exercise price of $0.01 per share, and held by HPS (as defined in the Prospectus) for warrants exercisable for the same number of shares of Class B Common Stock, at an exercise price of $0.01 per share.

On May 14, 2026, the Company redeemed all of the remaining outstanding shares of Series B Preferred Stock using a portion of the net proceeds of the IPO, at an aggregate redemption price equal to $299.5 million.

Sale of Private Placement Warrants

On May 15, 2026, funds affiliated with each of KKR Stockholder, Ares and HPS (each term, as defined in the Prospectus) purchased, either directly or indirectly, $500,000,000 of additional warrants to purchase Class A Common Stock and/or Class B Common Stock (the “Private Placement Warrants”) with an exercise price of $0.01 per share in a private placement transaction (the “Private Placement”). The Company issued approximately 33,333,333 Private Placement Warrants in the Private Placement at a purchase price of $15.00 per Private Placement Warrant. The Company has used $500,000,000 of the net proceeds of the Private Placement as described above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 12, 2026, by and between GMR Solutions Inc. and J.P. Morgan Securities LLC, as the representative of the underwriters named therein.
3.1	Amended and Restated Certificate of Incorporation of GMR Solutions Inc.
3.2	Second Amended and Restated Bylaws of GMR Solutions Inc.
4.1	Amended and Restated Registration Rights Agreement, dated as of May 12, 2026, by and among GMR Solutions Inc. and each of the other persons from time to time party thereto.
10.1	Tax Receivable Agreement, dated as of May 14, 2026, by and among the Company and each of the other persons from time to time party thereto.
10.2	Amended and Restated Stockholders’ Agreement, dated as of May 12, 2026, by and among GMR Solutions Inc. and the stockholders party thereto.
10.3	Private Placement Investment Agreement, dated as of May 12, 2026, by and among GMR Solutions Inc., Pegasus Aggregator Holdco LLC, each of the Ares Investors party thereto and SIP V GMR Holdings II, L.P.
10.4	Exchange Agreement, dated as of May 12, 2026, by and between GMR Solutions Inc. and KKR Aggregator Holdco LLC.
10.5	GMR Solutions Inc. 2026 Equity Incentive Plan (incorporated by reference to Exhibit 4.4 filed with GMR Solutions Inc.’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 13, 2026).
10.6	GMR Solutions Inc. 2026 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.5 filed with GMR Solutions Inc.’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 13, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GMR Solutions Inc.

Date: May 18, 2026
	By:	/s/ Thomas Cook
	Name:	Thomas Cook
	Title:	Executive Vice President, General Counsel and Secretary

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